Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL ON
JUNE 25, 2013 TO DISCUSS FISCAL YEAR 2013 RESULTS

NEW YORK, June 21, 2013 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on June 25, 2013 at 2:00 p.m. EDT to discuss its fiscal year 2013 results. The Company will release an earnings statement prior to the call.

Conference call details are as follows:

Date: Tuesday, June 25, 2013

Time: 2:00 p.m. EDT

Call-In Number: (877) 293-9442/ (630) 343-1248

Reservation Number: 8439

A telephonic replay of the conference call has been arranged to be available from Tuesday, June 25, 2013 at 5:00 p.m. EDT through 5:00 pm EDT on Tuesday, July 9, 2013.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 8439.

About American Media, Inc.

American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and health and fitness media brands in the United States. AMI's titles include Star, OK!, National Enquirer, Globe, Country Weekly, Soap Opera Digest, Shape, Men's Fitness, Muscle & Fitness, Flex, Muscle & Fitness Hers, Fit Pregnancy and Natural Health. AMI also manages 18 different digital sites including RadarOnline.com, OKmagazine.com, CountryWeekly.com, Shape.com, MensFitness.com, MuscleandFitness.com and FitPregnancy.com. AMI's magazines have a combined total circulation of almost 7.3 million and reach more than 55 million men and women each month. AMI's digital properties reach an average of 24 million unique visitors and 186 million page views monthly.

AMI also provides Publishing Services which includes Distribution Services, Inc. (DSI), the No. 1 in-store magazine sales and merchandising marketing company in the U.S. and Canada. DSI places and monitors AMI's publications and third-party publications to ensure proper displays in major retail chains and national and regional supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties including non-magazine clients. Publishing Services also provides print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions.

Contact:
Christopher Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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